                            CORPORATE EXPRESS, INC.

                           4 1/2% Convertible Notes
                               due July 1, 2000



                                  ----------

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of October 15, 1996

                                  -----------


                             BANKERS TRUST COMPANY

                                    Trustee

                             ---------------------
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     This FIRST SUPPLEMENTAL INDENTURE, dated as of October 15, 1996, between
CORPORATE EXPRESS, INC., a corporation duly organized and existing under the laws of the State of Colorado (the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), under the Indenture, dated as of June 24, 1996, between the Company and the Trustee (the "Indenture").

                            RECITALS OF THE COMPANY

     The Company has executed and delivered to the Trustee the Indenture, which provides for the issuance of the Securities. On June 24, 1996, the Company
issued U.S. $325,000,000 of its    4 1/2% Convertible Notes due July 1, 2000
(the "Notes") pursuant to the Indenture. The Company is now required to register the Notes pursuant to the terms of the Registration Rights Agreement.

     Section 8.1(7) of the Indenture provides, among other things, that without the consent of any Holders of the Securities, the Company, when authorized by a Board Resolution, and the Trustee, may enter into a supplemental indenture in connection with the registration of the Securities pursuant to the Registration Rights Agreement, to make any changes required to comply with the Trust Indenture Act. Pursuant to the foregoing authority, the Company desires to amend the Indenture to comply with the Trust Indenture Act.

     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:


     1. The Indenture is hereby amended by adding new Section 14.3 immediately after Section 14.2, as follows:

     SECTION 14.3    Trust Indenture Act.
                     -------------------

               The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

               If any provision of this Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act, the Trust Indenture Act shall control.
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     2.  All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     3. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       CORPORATE EXPRESS, INC.

                                       By: /s/ Gary M. Jacobs
                                          ------------------------------
                                          Name: Gary M. Jacobs
                                          Title: Executive Vice President
                                                 and Secretary



Attest:

/s/ Joanne C. Farver
-------------------------
Name:  Joanne C. Farver
Title:  Vice President,
        Controller


                                       BANKERS TRUST COMPANY, as Trustee

                                       By: /s/ Terence Rawlins
                                           ------------------------------
                                           Name:  Terence Rawlins
                                           Title: Assistant Treasurer


Attest:

/s/ Jenna Kaufman
-------------------------
Name:  Jenna Kaufman
Title: Vice President



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